Exhibit 10(w)

7/13/04

Terms of Employment

Louis Tursi (“Executive”)

At Church & Dwight Co., Inc. (“Company”)

Item	Provision
1.	Term of Employment	• At-will

2.	Position; Title; Duties; Responsibilities; Reporting; Place of Business	• Vice President Domestic Consumer Sales • Reporting to the President and Chief Executive Officer of the Company • Place of business is Princeton, New Jersey

3.	Base Salary	• $300,000 per annum • Periodic reviews as and when determined by the Board

4.	Annual Short-Term Incentive Compensation

•      Participation in Company’s short-term incentive compensation plans

•      Bonus target 45% of Base Salary, maximum of 90 % per annum

•      Bonus for 2004 will be prorated based on actual commencement of employment; and paid at a minimum of target or actual, whichever is higher

5.	Annual Long-Term Incentive Compensation	• Participation in Company’s equity-based incentive compensation plans starting with 2005 awards

6.	Sign-on Award and Bonus

•      15,000 stock options to be granted at fair market value on the date of grant; all options vest on the third anniversary of the date of grant; ten-year term

•      $30,000 signing bonus to be paid upon commencement of employment

7.	Employee Benefits	• Participation in all benefit programs made available to Company employees and senior executives on similar terms and conditions as other senior executives • 4 weeks vacation per year

8.	Reimbursement of Business Expenses	• Reimbursement for all business expenses in accordance with Company policies • Reimbursement for the relocation expenses in accordance with Company policies

9.	Termination of Employment
	(a) Death	• Base Salary to date of death • Pro-rated bonus to date of death, based on 100% of target • Benefits and option treatment in accordance with plans

	(b) Disability	• Base Salary to date of termination by reason of Disability • Pro-rated bonus to date of termination, based on 100% of target • Benefits and option treatment in accordance with plans

(c) Termination by Company Without Cause or by Executive for Good Reason

•      Base Salary to date of termination

•      Base Salary and continuation of health and life insurance benefits under the employment agreement for 12 months

•      Pro-rated bonus to date of termination, based on actual performance

•      Benefits and option treatment in accordance with plans

•      Outplacement services up to $50,000 in cost

	(d) Voluntary Termination; Termination for Cause	• Base Salary to date of termination • Benefits and option treatment in accordance with plans

10.	Indemnification	• Executive to be indemnified on items available to officers and directors to extent permitted by Company’s Charter and Bylaws

11.	Confidential Information	• Standard, including unlimited non-disclosure of Company confidential information, employment terms and employment information

12.	Executive Obligations Upon Termination or Breach

•      Executive will be subject to non-competition and non-solicitation of Company employees covenants for 12 months following termination

•      Non-disparagement (mutual)

•      All Company materials to be returned prior final day of employment

•      Company entitled to injunctive relief in addition to all other remedies available at law or in equity

•      Executive must execute a waiver and general release in a form satisfactory to the Company in order to be entitled to severance and other payments and benefits described in the termination provisions above.

13.	Dispute Resolution	• Arbitration in Princeton pursuant to National Rules for the Resolution of Employment Disputes, as amended, of the American Arbitration Association

14.	Definitions

(a) Good Reason

•      Decrease in sum of base salary and target annual incentive from commencement of employment

•      After a Change in Control, material diminution of Executive’s responsibilities

•      Any relocation of Executive’s principal site of employment to a location more than 50 miles from Princeton, NJ

•      Material breach of this agreement by Company after receipt of written notice from Executive which remains uncured for 30-day period thereafter

•      Executive must exercise right of termination within 60 days of occurrence of triggering event by written notice to Company

(b) Change in Control

•      Any person, group or entity acquires 50% or more of Company’s issued and outstanding voting equity

•      Director composition change of 50% or more over any 24-month period (unapproved by 2/3’s of “Incumbent Directors”)

•      Merger, consolidation, sale of all or substantially all assets or other transaction approved by shareholders unless 50% or more continuing ownership

•      Employment terms will survive a Change in Control

(c) Cause

•      Executive’s substantial failure to discharge duties and responsibilities under this agreement for any reason other than permanent and total incapacity by reason of sickness, accident or other physical or mental disability (as defined in the Company’s long-term disability program then in effect), after being given written notice and an opportunity to cure

•      Any act of willful misconduct, dishonesty or fraud involving the Company

•      Any breach of Executive’s fiduciary duties to the Company

(d) Competition

•      Executive prohibited from employment with any business within a company or corporation which sells any products (i) which represent (in the aggregate) 20% or more of such business’ revenues and (ii) which compete with any products sold by the Company or any subsidiary or division thereof for which Executive was directly employed, and (iii) for which Executive would perform substantially similar employment functions to those performed at the Company

(e) Confidential Information

•      All information concerning the business of the Company or any subsidiary or division thereof, including without limitation, information relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies other than information which properly becomes part of the public domain

(f) Disability	• Permanent and total incapacitation by reason of sickness, accident or other physical or mental disability (as defined in the Company’s long-term disability program then in effect)

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